UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 13, 2016, Life Technologies Corporation (the “Company”), a wholly-owned subsidiary of Thermo Fisher Scientific Inc. (“Thermo Fisher”) entered into a settlement agreement (the “Settlement Agreement”) with Enzo Life Sciences, Inc. (“Enzo”) with respect to an action brought by Enzo against the Company on January 30, 2012, in the United States District Court for the District of Delaware, alleging patent infringement by the Company’s TaqMan® probes and assays, Dynabead® oligo-dT beads, NCode™ oligonucleotide array products, Ion Torrent™ beads and chips and SOLiD™ beads and chips. Pursuant to the Settlement Agreement, the Company agreed to pay Enzo $35 million (the “Settlement Amount”) and Enzo released the Company from past damages and granted the Company a license to the asserted patent families on products sold by the Company and its affiliates. The case will be dismissed after the Company pays the Settlement Amount. The Settlement Amount was fully reserved in Thermo Fisher’s consolidated financial statements at April 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 16th day of May, 2016.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian Senior Vice President, General Counsel and Secretary